Exhibit 99.1

Industrial Enterprises of America to Host Fiscal Second Quarter Conference Call on February 16
Wednesday February 14, 5:32 pm ET

NEW YORK--(BUSINESS WIRE)--Industrial Enterprises of America, Inc. (OTCBB:IEAM - News), a specialty automotive aftermarket supplier, today announced that it will file its results for the fiscal quarter ended December 31, 2006 on form 10-Q with the Securities and Exchange Commission (SEC) on Thursday, February 15, 2007. The company then plans to host an earnings conference call at 11:00 a.m. Eastern on Friday, February 16. During the call, John Mazzuto, Chief Executive Officer, will discuss the company's quarterly performance and financial results. The telephone number for the conference call is 877-407-0782. The call will be webcast and can be accessed on the website, http://www.investorcalendar.com.

Investors will be able to access an encore recording of the conference call for one week by calling 877-660-6853 and referencing account number 286, conference number 232183. The recording will be available two hours after the conference call has concluded. In addition, a replay of the webcast will be available for 180 days after the call on http://www.investorcalendar.com.

About Industrial Enterprises of America

Industrial Enterprises of America, Inc., headquartered in New York, NY, is an automotive aftermarket supplier that specializes in the sale of anti-freeze, auto fluids, charcoal fluids, and other additives and chemicals. The company has distinct proprietary brands that collectively serve the retail, professional and discount automotive aftermarket channels.

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Industrial Enterprises of America set forth herein and those preceded by or that include the words "believes,'' "expects,'' "given,'' "targets,'' "intends,'' "anticipates,'' "plans,'' "projects,'' "forecasts'' or similar expressions, are forward-looking statements. Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the overall marketplace and clients' usage of products, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; Other risks are detailed from time to time in the Company's 2006 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.